Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 24, 2023, with respect to the consolidated financial statements of Qualtrics International Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Salt Lake City, Utah
February 24, 2023